                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (this "Escrow Agreement") dated as of September 1, 1999 (the "Effective Date") by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation (the "Buyer"), Fonix Corporation, a Delaware corporation (the "Seller") and State Street Bank and Trust Company, as escrow agent only (along with any and all successor escrow agents, the "Escrow Agent").

         WHEREAS, pursuant to an Asset Purchase Agreement dated May 19, 1999 (the "Purchase Agreement") by and among the Buyer, the Seller and Fonix/ASI Corporation ("ASI"), a former subsidiary of Seller which has been merged with and into Seller prior to the date hereof (the "Merger"), the Buyer has purchased and the Seller has sold certain assets of the Seller;

         WHEREAS, pursuant to the Merger, the Seller has succeeded to all rights and obligations of ASI pursuant to the Purchase Agreement;

         WHEREAS, the Buyer has delivered to the Seller all of the Purchase Price (as defined in the Purchase Agreement) pursuant to the terms of Section
1.3 of the Purchase Agreement, other than the Earnout Payment (as defined in the Purchase Agreement) and the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Escrow Amount");

         WHEREAS, under the terms of the Purchase Agreement, the Seller has agreed to indemnify the Buyer against certain matters including, but not limited to, breaches of representations, warranties, covenants and agreements made by them thereunder;

         WHEREAS, the Buyer has agreed to deliver the Escrow Amount to the Escrow Agent to be held, subject to the terms and conditions hereinafter set forth, to satisfy any claims for indemnification against the Seller;

         WHEREAS, the parties have agreed that, to the extent that the Escrow Amount is not required to satisfy any such indemnification claims, any balance of the Escrow Amount shall be paid to the Seller as part of the Purchase Price subject to and in accordance with the terms and conditions hereinafter set forth; and

         WHEREAS, the Escrow Agent has agreed to act as Escrow Agent hereunder in accordance with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises of the parties and other good and valuable consideration, the parties agree as follows:

         Section 1. Appointment of Escrow Agent. The Seller and the Buyer hereby mutually appoint and designate the Escrow Agent as escrow agent to receive, hold and disburse the Escrow Fund (as such term is defined in Section 2), and the Escrow Agent hereby accepts such appointment and designation.

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         Section 2.  Establishment  of Escrow Fund. The Buyer shall deposit with the Escrow Agent and, upon receipt, the Escrow Agent shall acknowledge receipt of the Escrow Amount (such amount, together with investment income earned thereon pursuant to the terms hereof, collectively, the "Escrow Fund"). The Escrow Fund shall be segregated from other assets of the Escrow Agent. The Escrow Agent agrees to hold and administer the Escrow Fund subject to the terms of this Escrow Agreement.

         Section 3. Investment of Escrow Fund. The Escrow Agent shall invest the Escrow Fund as directed in writing by the Seller received by the Escrow Agent from time to time, only in one or more of the following: (a) direct, short-term obligations of the United States Government or its instrumentalities; (b) mutual funds which invest all or substantially all of their assets in direct, short-term obligations of the United States Government (including those offered by the Escrow Agent); (c) variable rate certificates of deposit (including those of the Escrow Agent); (d) short-term investments in money market accounts of one or more United States banks (which may include the Escrow Agent if it is a bank) having total assets in excess of One Hundred Million Dollars ($100,000,000), in each case having maturities of not more than ninety (90) days; or (e) municipal or corporate bonds having a credit rating of A (Moody's or Standard & Poors) or better; provided that the maximum maturity of any single issue will not exceed ninety (90) days. The total amount of income which is credited to the Escrow Fund from the date of the establishment of the Escrow Fund shall be referred to as the "Accumulated Income." The Escrow Agent shall have no liability for any investment losses on investments permitted under this Section 3, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder. Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. Absent its receipt of any written investment instruction from the Seller, the Escrow Agent shall invest the Escrow Fund in the Evergreen Select Treasury Money Market Fund. All Accumulated Income shall be credited to, and shall become a part of the Escrow Fund (and any losses on such investments shall be debited to the Escrow Fund).

         Section 4.        Payments from Escrow Fund; Actions on Escrow Assets.

         (a) At any time or times subsequent to the Closing Date (as defined in the Purchase Agreement) and prior to the Termination Date (as defined in Section 5 hereof), the Buyer may make claims against the Escrow Fund for reimbursement for claims pursuant to Article 8 of or otherwise under the Purchase Agreement. Such claims shall be made by the Buyer by giving written notice to the Seller and the Escrow Agent of each such claim, specifying in reasonable detail the amount and basis thereof (a "Notice of Claim").

         (b) If the Seller shall dispute such claim (or a portion thereof) (a "Disputed Claim"), it shall give written notice of such objection to the Escrow Agent and the Buyer at any time within ten (10) business days after the Buyer's giving of the Notice of Claim (a "Dispute Notice"). All such notices shall be delivered as provided in Section 14 hereof. Absent the Seller giving a Dispute Notice to a Disputed Claim and the receipt by the Escrow Agent thereof within such time period, such claim shall be deemed to have been approved as a valid claim in the full amount thereof (an "Accepted Claim").

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

         (c) If the Seller shall dispute a claim (or portion thereof) of the Buyer as above provided, then the Escrow Agent shall retain a portion of the Escrow Fund sufficient to pay said Disputed Claim in full, together with the Allocable Income Amount (as that term is hereinafter defined) and shall make no distribution thereof (except for the amount of any Accepted Claim as set forth above) unless and until the Escrow Agent receives joint written instructions from the Buyer and the Seller or a final court order indicating the amount and recipient of such distribution, at which point such Disputed Claim shall be deemed an "Accepted Claim" for purposes of this Escrow Agreement.

         (d) All Accepted Claims shall be paid promptly from the Escrow Fund; provided, however, that the Escrow Agent shall not be obligated to release or distribute amounts sooner than two (2) business days after the Escrow Agent has received the requisite notice or paperwork in good form. All payments shall be made by the Escrow Agent to the Buyer by delivery of an amount equal to the sum of: (i) the amount of the applicable Accepted Claim (the "Subject Amount"); plus
(ii) the Allocable Income Amount earned to the last day of the month preceding the month in which payment is made. However, in no event shall the total amount of payments (the aggregate of the Subject Amounts and the Allocable Income Amounts) to the Buyer on all Accepted Claims exceed the amount originally deposited in the Escrow Fund and the Accumulated Income at the date of such release or distribution. For purposes of this Escrow Agreement, the term "Allocable Income Amount" with respect to a claim, distribution, or any amounts to be retained in escrow pursuant to Section 4(c) shall mean the amount of income (including reinvestment income), if any, that has been earned on the amount of any such payment (equal to the Subject Amount) from the date of the commencement of the Escrow Fund.

         Section 5.        Release and Termination of Escrow Fund.

         (a) This Escrow Agreement shall terminate eighteen months following the Closing Date (as defined in the Purchase Agreement) with such Closing Date certified in writing to the Escrow Agent by the Buyer and the Seller (the "Termination Date"); provided, however, that if there are otherwise outstanding claims on the Termination Date made pursuant to the terms of the Purchase Agreement and as to which the Escrow Agent has before such date received a Notice of Claim pursuant to Section 4 of this Escrow Agreement, this Escrow Agreement shall continue in effect until all such claims shall have been resolved. As of the Termination Date, an amount adequate to cover the sum of amounts specified in all Notices of Claim received by the Escrow Agent prior to the Termination Date and which remain outstanding without having been paid or otherwise resolved will be held by the Escrow Agent together with the Allocable Income Amount with respect thereto (the "Holdback") to the extent such amount remains available, and, the Escrow Agent shall distribute the balance of the Escrow Fund, if any, to the Seller, as the Seller shall direct in writing promptly following the Termination Date. At such time as all such remaining claims hereunder have been paid or otherwise resolved pursuant to Section 4 (unless the Aggregate Amount of such pending claims not paid or otherwise resolved exceeds the Holdback), the Escrow Agent shall distribute the remaining Escrow Fund, if any, (or such excess portion of the Holdback, as the case may be) to the Seller, as provided above.

         (b) Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed by a writing signed jointly by the Seller and the Buyer. The Escrow Agent shall be


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

entitled to rely on the instructions received from the Seller and the Buyer, jointly, and shall have no liability to the Seller or the Buyer for any and all payments made in accordance with such instructions.

         Section 6.        Duties and Responsibilities of Escrow Agent.

         (a) Seller and Buyer acknowledge and agree that the Escrow Agent: (i) shall not be responsible for any of the agreements (other than those agreements made by Escrow Agent) referred to herein (including without limitation the Purchase Agreement) but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations shall be read into this Agreement against or on the part of the Escrow Agent; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with indemnification acceptable to it in its sole discretion; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including in-house counsel, if it reasonably determines that such consultation is necessary and the opinion or advice of such counsel in any instance shall be full authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent in good faith and in accordance with the opinion or advice of such counsel.

         (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers, or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Seller and Buyer, jointly and severally, covenant and agree to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and its directors, officers and employees) harmless without limitation from and against any claim, loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability hereunder, and payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

         (c) The Escrow Agent shall have no responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

         (d) The Buyer and the Seller each agree, jointly and severally, to pay or reimburse the Escrow Agent for legal fees incurred in connection with the preparation of this Escrow Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Schedule 6, except that the Seller shall pay any per trade fees related to the Escrow Fund. The Escrow Agent shall be entitled to reimbursement by the Buyer and the Seller (and the Buyer and the Seller hereby agree, jointly and severally to pay) on demand for all reasonable costs and expenses incurred in connection with the administration of this Escrow Agreement or the Escrow Fund created hereby which are in excess of its compensation for


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

normal services. Without altering or limiting the joint and several liability of the Buyer and the Seller to the Escrow Agent hereunder, the Buyer and the Seller each agree that any fees, expenses or reimbursements to be paid to the Escrow Agent, shall be shared equally by the Buyer and the Seller.

         (e) The provisions of this Section 6 shall survive termination of this Escrow Agreement as well as resignation or removal of the Escrow Agent.

         Section 7. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving sixty (60) days written notice to the other parties hereto. The Buyer and the Seller agree that they will jointly appoint a successor escrow agent within thirty (30) days after receipt of such notice, and the Escrow Agent hereby agrees that, upon receiving joint written instructions from the Buyer and the Seller, it shall turn over and deliver to such successor Escrow Agent the Escrow Fund and other amounts held by it pursuant to this Escrow Agreement in accordance with the terms of such written instructions (as well as all applicable records and a list of disbursements) and render an accounting as required by Section 10 hereof. If a successor Escrow Agent is not appointed by the Buyer and the Seller within such thirty (30) day period, the Escrow Agent may tender the Escrow Fund to the Buyer and the Seller a check or checks payable jointly in an amount equal to the balance of the Escrow Fund, as a result of which the Escrow Agent herein shall be fully relieved of any liabilities under this Escrow Agreement to any and all parties.


         Section 8. Removal of Escrow Agent. The Buyer and the Seller together shall have the right to remove the Escrow Agent hereunder by giving notice in writing to the Escrow Agent, specifying the date upon which such removal shall take effect and executed by both the Buyer and the Seller. In the event of such removal, the Buyer and the Seller agree that they will jointly appoint a successor Escrow Agent within thirty (30) days after the giving of such notice, and the Escrow Agent hereby agrees that, upon receiving joint written instructions from the Buyer and the Seller it shall turn over and deliver to such successor Escrow Agent the Escrow Fund and other amounts held by it pursuant to this Escrow Agreement in accordance with the terms of such written instructions (as well as all applicable records and a list of disbursements) and render an accounting as required by Section 10 hereof.

         Section 9. Successor Escrow Agent. Upon receipt of the Escrow Fund pursuant to this Escrow Agreement, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof and the term "Escrow Agent" as used herein shall mean such a successor Escrow Agent.

         Section 10. Accounting. In the event of the resignation or removal of the Escrow Agent, upon the termination of the Escrow Fund or the termination of this Escrow Agreement or upon written request by either the Buyer or the Seller


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under reasonable  circumstances,  the Escrow Agent shall render to the Buyer and the Seller and to the successor Escrow Agent, if any, a written accounting of its management of the Escrow Fund and all distributions thereof.

         Section 11.       Tax Matters.

        (a) The parties agree that, for tax reporting purposes, all Accumulated Income earned from the investment of the Escrow Fund in any Tax Year shall: (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such Tax Year, be allocated to the person or entity receiving such interest or other income; and (ii) otherwise be allocated to the Seller.

        (b) The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent within 30 days from the date hereof. The parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any Accumulated Income earned on the investment of the Escrow Fund.

         (c) Tax Indemnification. Each of the Seller and the Buyer agrees, jointly and severally: (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds or performance of other activities under this Escrow Agreement; (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Escrow Agreement; and (iii) to indemnify and hold the Escrow Agent harmless for and from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, and other governmental charges that may be or become due, or that may be assessed or asserted against the Escrow Agent (other than in respect of its own income from compensation paid to it hereunder, and other than arising from its gross negligence or willful misconduct), in connection with or relating to any payment made or other activities performed under the terms of this Escrow Agreement, including without limitation any liability for the withholding or deduction (or the failure to withhold or deduct) of the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (and including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

         Section 12. Assignability. This Escrow Agreement may not be assigned other than by operation of law: (i) by the Buyer without the prior written consent of the Seller; or (ii) by the Seller without the prior written consent of the Buyer, except that any successor to the Escrow Agent on merger or consolidation or any corporation which acquires all or substantially all of the corporate assets or business of the Escrow Agent shall become Escrow Agent hereunder. This Escrow Agreement shall inure to the benefit of and be binding


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

upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothwithstanding the foregoing, the Buyer may assign any or all of its rights hereunder as provided for in Section 11.7 of the Purchase Agreement.

         Section 13. Law Governing. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than choice of law provisions thereof).

         Section 14.       Notices.

        (a) Any notice or other communication in connection with this Escrow Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission, receipt telephonically communicated) addressed as provided below and if either: (i) actually delivered electronically or physically at said address (provided that if said address is a business, delivery is made during normal business hours); or (ii) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested; or (iii) forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight receipted courier:


                  If to the Escrow Agent:

                           Mailing Address:

                           State Street Bank and Trust Company
                           Global Investor Services Group
                           Corporate Trust Division
                           P.O. Box 778
                           Boston, Massachusetts 02102-0778
                           Attention: Lernout/Seller Escrow
                           Fax: (617) 662-1463

                           Courier Address:

                           2 Avenue de Lafayette -6th Floor
                           Boston, Massachusetts 02110

                  If to the Buyer:

                           Lernout & Hauspie Speech Products N.V.
                           Flanders Language Valley 50
                           B-8900 Ieper, Belgium
                           Telephone: 011-32-57-228-888
                           Facsimile: 011-32-57-219-661
                           Attn:  Legal Department

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

                  with a copy to:

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, MA 02111
                           Telephone: (617) 856-8200
                           Facsimile: (617) 856-8201
                           Attn: Philip J. Flink, Esquire

                  If to the Seller:

                           Fonix Corporation
                           1225 Eagle Gate Tower
                           60 East South Temple Street
                           Salt Lake City, Utah 84111
                           Telephone: (801) 328-8700
                           Facsimile: (801) 328-8778
                           Attn: Thomas A. Murdock, President

                  with a copy to:

                           Durham, Jones & Pinegar
                           50 South Main Street
                           Suite 800
                           Salt Lake City, Utah  84111
                           Telephone: (801) 538-2424
                           Facsimile: (801) 538-2425
                           Attn: Jeffrey Jones, Esquire

or to such other address which any party may be certified or registered mail notify the other.

(b) Wiring Instructions. Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 14(a) above):

                  If to the Buyer:

                           Bank:  Artesia Bank Belgie NV
                                      Zuidstratt 14
                                      B-8800 Roeselare, BELGIUM
                           A/C #:  551-3865100-10
                           Swift Code: PARBBEBB
                           Ref:  Lernout & Hauspie Speech Products N.V.

                  If to Seller:

                           Bank:  Key Bank of Utah
                           ABA #:  124000737
                           A/C #:  4450-1000-1292
                           Account:  Durham, Jones & Pinegar

                  If to the Escrow Agent:

                           Bank: State Street Bank and Trust Company
                           ABA #: 0110 0002 8
                           A/C #: 9903-990-1
                           Ref: Lernout/Seller Escrow

         Section 15. Counterparts. This Agreement may be executed in multiple counterparts, each which shall be an original, but all of which together shall constitute one and the same agreement.

         Section 16. Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Agent or the Escrow Fund by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession, without liability to anyone, all or any of said Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund. To the extent that the Buyer and the Seller shall be engaged in a dispute between themselves with respect to the delivery, ownership, right of possession, and/or distribution of the Escrow Fund: (a) any such dispute shall be adjudicated in the Superior Court of the Commonwealth of Massachusetts or the United States District Court, District of Massachusetts located in said Commonwealth; and (b) the losing party to the dispute shall pay all reasonable costs and expenses (including, but limited to, attorneys' fees) of the prevailing party.

         Section 17. Consent to Jurisdiction and Service. Each of the Buyer and the Seller hereby absolutely and irrevocably consent and submit to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court, District of Massachusetts located in said Commonwealth in connection with any actions or proceedings brought against any of the parties hereto (or each of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer and the Seller each hereby absolutely and irrevocably: (i) waives any objection to jurisdiction or venue; (ii) waives personal service of any summons, complaint, declaration or other process; and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with
Section 14 hereof.

         Section 18. Force Majeure. Neither the Seller nor the Buyer nor the Escrow Agent shall be responsible for delays or failures in performance


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

resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         Section 19. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

         Section 20. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation: (a) consents, waivers and modifications which may hereafter be executed; and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 21. Entire Agreement, Severability and Further Assurances. This Escrow Agreement together with all schedules hereto constitutes the entire agreement among the parties, and all promises, representations, undertakings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Escrow Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provision hereof. Each of the parties shall, at the reasonable request of another party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Escrow Agreement.

                            [Signature Page Follows]


                                       10
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         IN WITNESS WHEREOF,  the parties have executed this Escrow Agreement or caused the same to be executed by their duly authorized representatives, as of the date first stated hereinabove.

                                  ESCROW AGENT:

                                       STATE STREET BANK & TRUST COMPANY


                                       By:/s/
                                          --------------------------------------
                                         Name:Chi C. Me
                                         Title:Vice President
                                             hereunder duly authorized
                                             officer of the Escrow Agent


                                       SELLER:

                                         FONIX CORPORATION


                                         By:/s/
                                            ------------------------------------
                                           Thomas A. Murdock
                                           President and Chief Executive Officer


                                                            BUYER:

                                         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                                         By:/s/
                                            ------------------------------------
                                            Carl Dammekens
                                            Chief Financial Officer and Senior
                                            Vice President of Finance